Exhibit 99.1

Ventas Reports 2023 First Quarter Results

CHICAGO--(BUSINESS WIRE)--May 8, 2023--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) today reported results for the first quarter ended March 31, 2023.

CEO Remarks

“Ventas’s excellent first quarter results underscore the strong momentum across our diverse business. Our performance was led by outstanding top- and bottom-line growth in SHOP, complemented by favorable, compounding growth in our medical office buildings. We remain focused on financial strength and flexibility, and our large and diversified enterprise continues to benefit from access to attractive capital,” said Debra A. Cafaro, Ventas Chairman and CEO.

“Our impressive SHOP performance was fueled by robust growth in the U.S. and bolstered by our high-quality, highly occupied Canadian communities. Our senior housing portfolio continues to exhibit significant pricing power, reflecting strong demand and attractive positioning in the marketplace. We are confident that the application of Ventas OI™ will maximize our ability to capture the unprecedented multiyear organic growth opportunity in senior housing.

“Our decisive action to take ownership of the Santerre portfolio was consistent with our previously announced plans. Our team is now focused on maximizing the value of the assets.

“With favorable demographic demand providing tailwinds across our businesses, our company is in a strong position to excel, and we are re-affirming our Normalized FFO guidance range for the full year,” Cafaro concluded.

First Quarter 2023 Highlights

  Net Income Attributable to Common Stockholders (“Net Income”) per share of $0.04 with total Company year-over-year Net Operating Income (“NOI”) change of (1.5%). Excluding $33 million of net HHS grants received in the first quarter of 2022, the total Company year-over-year NOI growth was 5.8%
  Normalized Funds from Operations* (“Normalized FFO”) per share of $0.74
  Total Company year-over-year same-store cash Net Operating Income* (“NOI”) growth of 8.1%
  On a same-store cash NOI* basis, the Company’s senior housing operating portfolio (“SHOP”) grew 17.4% year-over-year led by the U.S. communities. Total same-store SHOP cash NOI growth was driven by approximately 8% revenue growth, with margin expansion of 200 basis points

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

First Quarter 2023 Enterprise Results

For the First Quarter 2023, reported per share results were:

	Quarter Ended March 31,
	2023	2022†	$ Change	% Change
Attributable Net Income	$0.04	$0.10	($0.06)	(60.0%)
Nareit FFO*	$0.73	$0.81	($0.08)	(9.9%)
Normalized FFO*	$0.74	$0.79	($0.05)	(6.3%)

* Some of the financial measures throughout this press release are non-GAAP measures. Refer to the Non-GAAP Financial Measures Reconciliation tables at the end of this press release for additional information and a reconciliation to the most directly comparable GAAP measure.

† The first quarter of 2022 included a $33 million ($0.08 per share) benefit from net HHS grants received.

Year-to-Date Highlights

  Financial Strength and Flexibility: Ventas’s long-term success is supported by demonstrated access to multiple sources of capital, and the Company has taken several proactive measures to manage its debt maturity profile and variable rate debt exposure:
    Ventas has successfully refinanced over 70% of its 2023 maturing debt, with just 1% of the Company’s total consolidated debt maturing for the balance of 2023.
    In April, Ventas issued CAD $600 million of 5.398% Senior Notes due 2028 and successfully repurchased, at a discount to par, approximately CAD $527 million aggregate principal amount of its 2.80% Senior Notes due April 2024 and approximately CAD $87 million aggregate principal amount of its 4.125% Senior Notes due September 2024.
    In the first quarter, the Company executed $400 million in fixed pay 2-year SOFR swaps at an all-in weighted average rate of 3.79%. As a result, Ventas improved its floating rate debt exposure to 10.5% of total consolidated debt as of March 31. This represents a 160 basis points sequential improvement and is at the favorable end of the Company’s targeted range.
    Ventas remains committed to maintaining its BBB+ rating and preserving a strong balance sheet.
  Partial Sale of Ardent Health Services (“Ardent OpCo”): In May, Ventas closed on the previously announced sale of approximately 24% of its successful investment in Ardent OpCo for approximately $50 million in total proceeds. The valuation on the partial sale represents a greater than 4x equity multiple versus Ventas’s original investment basis. Post the sale, Ventas retains an approximately 7.5% equity investment in Ardent OpCo. The Company expects to recognize a gain on sale of approximately $34 million in the second quarter, which will be excluded from Normalized FFO.
  Santerre Portfolio: On May 1, Ventas completed its previously announced plan to take ownership of the Santerre Portfolio through the equitization of the $486 million principal balance Santerre Mezzanine Loan, subject to an approximately $1 billion non-recourse senior secured loan, with no additional consideration being paid. The Company received full payment of contractual interest on its Santerre Mezzanine Loan through the April 2023 payment date.
  ESG Leadership: Ventas remains committed to strong Environmental, Social and Governance practices that drive value for the Company’s stakeholders.
    Ventas received the 2023 ENERGY STAR Partner of the Year Sustained Excellence in Energy Management Award from the U.S. Environmental Protection Agency and the U.S. Department of Energy. The Sustained Excellence designation is the highest honor awarded by ENERGY STAR and reflects the third consecutive year that Ventas has earned the distinguished Partner of the Year recognition.
    With more than 150 buildings certified in 2022, Ventas ranked among the top 15 ENERGY STAR certifiers of the year and became the only REIT to achieve Elite Status in the EPA’s Certification Nation program.
    The Company is proud of its continuing commitment to best-in-class corporate governance practices. Following its upcoming 2023 Annual Meeting, the Ventas Board of Directors will be comprised of 11 directors, 10 of whom are independent, and is expected to be 54% diverse by gender and ethnicity, with an average tenure of approximately six years for its independent directors. All of the Committees of the Board are 100% independent, with two of the Board’s three NYSE-required committees chaired by women.

Full Year 2023 Guidance

Ventas is re-affirming its previous full year guidance for Normalized FFO, as described below. The Company is also re-affirming its guidance for net income attributable to common stockholders and Nareit FFO before the impact of purchase accounting adjustments and other GAAP impacts (e.g., depreciation and amortization) resulting from the Santerre transactions. The Company has not finalized these purchase accounting adjustments or other GAAP impacts and cannot provide guidance on net income attributable to common stockholders or Nareit FFO including such adjustments and impacts at this time. The Company also re-affirms its previous overall and segment level same-store cash NOI growth guidance. The Company’s guidance contains forward-looking statements and is based on a number of assumptions; actual results may differ materially.

	As of 2/9/23	As of 5/8/23
Attributable Net Income Per Share Range	$0.20 - $0.34	$0.20 - $0.34
Attributable Net Income Per Share Midpoint	$0.27	$0.27
Nareit FFO Per Share Range	$2.97 - $3.11	$2.97 - $3.11
Nareit FFO Per Share Midpoint	$3.04	$3.04
2023 Normalized Per Share FFO Range	$2.90 - $3.04	$2.90 - $3.04
2023 Normalized Per Share FFO Midpoint	$2.97	$2.97

Investor Presentation

A first quarter earnings presentation is posted to the Events & Presentations section of Ventas’s website at ir.ventasreit.com/events-and-presentations. Additional information regarding the Company can be found in its first quarter 2023 supplemental posted at ir.ventasreit.com. The information contained on, or that may be accessed through, our website, including the information contained in the aforementioned presentation and supplemental, is not incorporated by reference into, and is not part of, this document.

First Quarter 2023 Results Conference Call

Ventas will hold a conference call to discuss this earnings release on Tuesday, May 9, 2023 at 10:00 a.m. Eastern Time (9:00 a.m. Central Time).

The dial-in number for the conference call is (888) 330-3576 (or +1 (646) 960-0672 for international callers), and the participant passcode is 7655497. A live webcast can be accessed from the Investor Relations section of www.ventasreit.com.

A telephonic replay will be available at (800) 770-2030 (or +1 (647) 362-9199 for international callers), passcode 7655497, after the earnings call and will remain available for 30 days. The webcast replay will be posted in the Investor Relations section of www.ventasreit.com.

About Ventas

Ventas Inc., an S&P 500 company, operates at the intersection of two large and dynamic industries – healthcare and real estate. Fueled by powerful demographic demand from growth in the aging population, Ventas owns a diversified portfolio of over 1,200 properties in the United States, Canada, and the United Kingdom. Ventas uses the power of its capital to unlock the value of senior living communities; life science, research & innovation properties; medical office & outpatient facilities, hospitals and other healthcare real estate. A globally-recognized real estate investment trust, Ventas follows a successful long-term strategy, proven over more than 20 years, built on diversification of property types, capital sources and industry leading partners, financial strength and flexibility, consistent and reliable growth and industry leading ESG achievements, managed by a collaborative and experienced team dedicated to its stakeholders.

Non-GAAP Financial Measures

This press release includes certain financial performance measures not defined by generally accepted accounting principles in the United States (“GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included in this press release. We believe such measures provide investors with additional information concerning our operating performance and a basis to compare our performance with the performance of other REITs. Our definitions and calculations of these non-GAAP measures may not be the same as similar measures reported by other REITs.

These non-GAAP financial measures should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of our financial performance, as alternatives to cash flow from operating activities (determined in accordance with GAAP), or as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs.

Cautionary Statements

Certain of the information contained herein, including intra-quarter operating information and number of confirmed cases of COVID-19, has been provided by our operators and we have not verified this information through an independent investigation or otherwise. We have no reason to believe that this information is inaccurate in any material respect, but we cannot assure you of its accuracy.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include, among others, statements of expectations, beliefs, future plans and strategies, anticipated results from operations and developments and other matters that are not historical facts. Forward-looking statements include, among other things, statements regarding our and our officers’ intent, belief or expectation as identified by the use of words such as “assume,” “may,” “will,” “project,” “expect,” “believe,” “intend,” “anticipate,” “seek,” “target,” “forecast,” “plan,” “potential,” “opportunity,” “estimate,” “could,” “would,” “should” and other comparable and derivative terms or the negatives thereof.

Forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events. You should not put undue reliance on these forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors that could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements. We do not undertake a duty to update these forward-looking statements, which speak only as of the date on which they are made. We urge you to carefully review the disclosures we make concerning risks and uncertainties that may affect our business and future financial performance, including those made below and in our filings with the Securities and Exchange Commission, such as in the sections titled “Cautionary Statements — Summary Risk Factors,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2022.

Certain factors that could affect our future results and our ability to achieve our stated goals include, but are not limited to: (a) the impact of the ongoing COVID-19 pandemic and other viruses and infections, such as flu and respiratory syncytial virus, and their extended consequences, including of any variants, on our revenue, level of profitability, liquidity and overall risk exposure and the implementation and impact of regulations related to the CARES Act and other stimulus legislation and any future COVID-19 relief measures; (b) our ability to achieve the anticipated benefits and synergies from, and effectively integrate, our completed or anticipated acquisitions and investments, including our acquisition of the Santerre Portfolio; (c) our exposure and the exposure of our tenants, managers and borrowers to complex healthcare and other regulation and the challenges and expense associated with complying with such regulation; (d) the potential for significant general and commercial claims, legal actions, regulatory proceedings or enforcement actions that could subject us or our tenants, managers or borrowers to increased operating costs and uninsured liabilities; (e) the impact of market and general economic conditions on us and our tenants, managers and borrowers, including economic and financial market events, such as bank failures and other events affecting financial institutions, market volatility, increases in inflation, changes in interest rates and exchange rates, tightening of lending standards and reduced availability of credit or capital, supply chain pressures, rising labor costs and historically low unemployment, events that affect consumer confidence, our occupancy rates and resident fee revenues, and the actual and perceived state of the real estate markets, labor markets and public and private capital markets; (f) our reliance and the reliance of our tenants, managers and borrowers on the financial, credit and capital markets and the risk that those markets may be disrupted or become constrained, including as a result of bank failures or concerns or rumors about such events, tightening of lending standards and reduced availability of credit or capital; (g) our ability, and the ability of our tenants, managers and borrowers, to navigate the trends impacting our or their businesses and the industries in which we or they operate; (h) the risk of bankruptcy, inability to obtain benefits from governmental programs, insolvency or financial deterioration of our tenants, managers, borrowers and other obligors which may, among other things, have an adverse impact on the ability of such parties to pay obligations due to us or our financial results and financial condition; (i) the risk that we may be unable to foreclose successfully on the collateral securing our loans and other investments in the event of a borrower default and, if we are able to foreclose or otherwise acquire assets in lieu of foreclosure, the risk that we will be required to incur additional expense or indebtedness in connection therewith, that the assets will underperform expectations or that we may not be able to subsequently dispose of all or part of such assets on favorable terms; (j) the recognition of reserves, allowances, credit losses or impairment charges are inherently uncertain, may increase or decrease in the future and may not represent or reflect the ultimate value of, or loss that we ultimately realize with respect to, the relevant assets, which could have an adverse impact on our results of operations and financial condition; (k) the non-renewal of any leases or management agreement or defaults by tenants or managers thereunder and the risk of our inability to replace those tenants or managers on favorable terms, if at all; (l) our ability to identify and consummate future investments in or dispositions of healthcare assets and effectively manage our portfolio opportunities and our investments in co-investment vehicles, joint ventures and minority interests, including our ability to dispose of such assets on favorable terms as a result of rights of first offer or rights of first refusal in favor of third parties; (m) risks related to development, redevelopment and construction projects, including costs associated with inflation, rising interest rates, labor conditions and supply chain pressures; (n) our ability to attract and retain talented employees; (o) the limitations and significant requirements imposed upon our business as a result of our status as a REIT and the adverse consequences (including the possible loss of our status as a REIT) that would result if we are not able to comply with such requirements; (p) the risk of changes in healthcare law or regulation or in tax laws, guidance and interpretations, particularly as applied to REITs, that could adversely affect us or our tenants, managers or borrowers; (q) increases in our borrowing costs as a result of becoming more leveraged, including in connection with acquisitions or other investment activity, rising interest rates and the phasing out of LIBOR rates; (r) our reliance on third parties to operate a majority of our assets and our limited control and influence over such operations and results; (s) our dependency on a limited number of tenants and managers for a significant portion of our revenues and operating income; (t) the adequacy and pricing of insurance coverage provided by our policies and policies maintained by our tenants, managers or other counterparties; (u) the occurrence of cyber incidents that could disrupt our operations, result in the loss of confidential information or damage our business relationships and reputation; (v) the impact of merger, acquisition and investment activity in the healthcare industry or otherwise affecting our tenants, managers or borrowers; (w) disruptions to the management and operations of our business and the uncertainties caused by activist investors; (x) the risk of catastrophic or extreme weather and other natural events and the physical effects of climate change; (y) the impact of purchase accounting adjustments, impairments, write downs and other non-cash charges related to our acquisition of the Santerre Portfolio; and (z) the other factors set forth in our periodic filings with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts; dollars in USD; unaudited)

	March 31,	December 31,
	2023	2022
Assets
Real estate investments:
Land and improvements	$2,434,312	$2,437,905
Buildings and improvements	26,078,611	26,020,048
Construction in progress	335,879	310,456
Acquired lease intangibles	1,345,415	1,346,190
Operating lease assets	309,113	310,307
	30,503,330	30,424,906
Accumulated depreciation and amortization	(9,504,021)	(9,264,456)
Net real estate property	20,999,309	21,160,450
Secured loans receivable and investments, net	501,004	537,075
Investments in unconsolidated real estate entities	606,006	579,949
Net real estate investments	22,106,319	22,277,474
Cash and cash equivalents	145,357	122,564
Escrow deposits and restricted cash	49,924	48,181
Goodwill	1,044,699	1,044,415
Assets held for sale	20,233	44,893
Deferred income tax assets, net	10,889	10,490
Other assets	616,747	609,823
Total assets	$23,994,168	$24,157,840
Liabilities and equity
Liabilities:
Senior notes payable and other debt	$12,342,506	$12,296,780
Accrued interest	93,543	110,542
Operating lease liabilities	189,911	190,440
Accounts payable and other liabilities	1,007,437	1,031,689
Liabilities related to assets held for sale	4,412	6,492
Deferred income tax liabilities	31,871	35,570
Total liabilities	13,669,680	13,671,513
Redeemable OP unitholder and noncontrolling interests	259,886	264,650
Commitments and contingencies
Equity:
Ventas stockholders’ equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	—	—
Common stock, $0.25 par value; 600,000 shares authorized, 400,055 and 399,707 shares outstanding at March 31, 2023 and December 31, 2022, respectively	100,065	99,912
Capital in excess of par value	15,562,017	15,539,777
Accumulated other comprehensive loss	(40,469)	(36,800)
Retained earnings (deficit)	(5,611,067)	(5,449,385)
Treasury stock, 275 and 10 shares issued at March 31, 2023 and December 31, 2022, respectively	(13,555)	(536)
Total Ventas stockholders’ equity	9,996,991	10,152,968
Noncontrolling interests	67,611	68,709
Total equity	10,064,602	10,221,677
Total liabilities and equity	$23,994,168	$24,157,840

CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts; dollars in USD; unaudited)

	For the Three Months Ended March 31,
	2023	2022
Revenues
Rental income:
Triple-net leased	$149,739	$151,561
Office	203,004	200,540
	352,743	352,101
Resident fees and services	704,993	651,121
Third party capital management revenues	4,177	3,949
Income from loans and investments	13,589	9,847
Interest and other income	1,743	536
Total revenues	1,077,245	1,017,554
Expenses
Interest	128,075	110,794
Depreciation and amortization	282,119	289,064
Property-level operating expenses:
Senior housing	537,222	475,530
Office	66,913	63,183
Triple-net leased	3,796	4,008
	607,931	542,721
Third party capital management expenses	1,706	1,313
General, administrative and professional fees	44,798	42,998
Loss on extinguishment of debt, net	—	—
Transaction expenses and deal costs	1,386	19,992
Allowance on loans receivable and investments	(8,064)	(54)
Other	7,762	(27,190)
Total expenses	1,065,713	979,638
Income before unconsolidated entities, real estate dispositions, income taxes and noncontrolling interests	11,532	37,916
Loss from unconsolidated entities	(5,623)	(4,269)
Gain on real estate dispositions	10,201	2,455
Income tax benefit	2,802	4,490
Income from continuing operations	18,912	40,592
Net income	18,912	40,592
Net income attributable to noncontrolling interests	1,395	1,860
Net income attributable to common stockholders	$17,517	$38,732
Earnings per common share
Basic:
Income from continuing operations	$0.05	$0.10
Net income attributable to common stockholders	0.04	0.10
Diluted:[1]
Income from continuing operations	$0.05	$0.10
Net income attributable to common stockholders	0.04	0.10
Weighted average shares used in computing earnings per common share
Basic	399,989	399,297
Diluted	403,792	403,260

[1] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Funds From Operations Attributable to Common Stockholders (FFO)
(In thousands, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

			Q1 YoY
	2023	2022	Change
	Q1	Q1	’23-’22
Net income attributable to common stockholders	$17,517	$38,732	(55%)
Net income attributable to common stockholders per share [1]	$0.04	$0.10	(60%)
Adjustments:
Depreciation and amortization on real estate assets	281,477	288,103
Depreciation on real estate assets related to noncontrolling interests	(4,377)	(4,449)
Depreciation on real estate assets related to unconsolidated entities	10,177	7,265
Gain on real estate dispositions	(10,201)	(2,455)
(Gain) loss on real estate dispositions related to noncontrolling interests	(5)	17
Gain on real estate dispositions and other related to unconsolidated entities	(180)	—
Subtotal: Nareit FFO adjustments	276,891	288,481
Subtotal: Nareit FFO adjustments per share	$0.69	$0.72
Nareit FFO attributable to common stockholders	$294,408	$327,213	(10%)
Nareit FFO attributable to common stockholders per share	$0.73	$0.81	(10%)

Adjustments:
Change in fair value of financial instruments	(77)	(29,881)
Non-cash income tax benefit	(4,272)	(5,805)
Loss (gain) on transactions related to unconsolidated entities	180	(3)
Transaction expenses and deal costs, net of noncontrolling interests and including Ventas’ share attributable to unconsolidated entities	2,104	21,288
Amortization of other intangibles including Ventas’ share attributable to unconsolidated entities	96	268
Other items related to unconsolidated entities	1,087	131
Non-cash impact of changes to equity plan	7,222	7,206
Materially disruptive events, net including Ventas’ share attributable to unconsolidated entities	4,186	(3,709)
Allowance on loan investments and impairment of unconsolidated entities, net of noncontrolling interests	(8,063)	(53)
Subtotal: Normalized FFO adjustments	2,463	(10,558)
Subtotal: Normalized FFO adjustments per share	$0.01	$(0.03)
Normalized FFO attributable to common stockholders	$296,871	$316,655	(6%)
Normalized FFO attributable to common stockholders per share	$0.74	$0.79	(6%)
Weighted average diluted shares	403,792	403,260

[1] Potential common shares are not included in the computation of diluted earnings per share when a loss from continuing operations exists as the effect would be an antidilutive per share amount.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. However, since real estate values historically have risen or fallen with market conditions, many industry investors deem presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. For that reason, the Company considers Nareit FFO and Normalized FFO to be appropriate supplemental measures of operating performance of an equity REIT. The Company believes that the presentation of FFO, combined with the presentation of required GAAP financial measures, has improved the understanding of operating results of REITs among the investing public and has helped make comparisons of REIT operating results more meaningful. Management generally considers Nareit FFO to be a useful measure for understanding and comparing our operating results because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment losses on depreciable real estate and real estate asset depreciation and amortization (which can differ across owners of similar assets in similar condition based on historical cost accounting and useful life estimates), Nareit FFO can help investors compare the operating performance of a company’s real estate across reporting periods and to the operating performance of other companies. The Company believes that Normalized FFO is useful because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies across periods on a consistent basis without having to account for differences caused by non-recurring items and other non-operational events such as transactions and litigation. In some cases, the Company provides information about identified non-cash components of Nareit FFO and Normalized FFO because it allows investors, analysts and Company management to assess the impact of those items on the Company’s financial results.

Nareit Funds from Operations Attributable to Common Stockholders (“Nareit FFO”)

The Company uses the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as net income attributable to common stockholders (computed in accordance with GAAP) excluding gains (or losses) from sales of real estate property, including gain (or loss) on re-measurement of equity method investments and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and noncontrolling interests. Adjustments for unconsolidated entities and noncontrolling interests will be calculated to reflect FFO on the same basis.

Normalized FFO

The Company defines Normalized FFO as Nareit FFO excluding the following income and expense items, without duplication: (a) transaction expenses and deal costs, including transaction, integration and severance-related costs and expenses, and amortization of intangibles, in each case net of noncontrolling interests’ share of these items and including Ventas’ share of these items from unconsolidated entities; (b) the impact of expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt; (c) the non-cash effect of income tax benefits or expenses, the non-cash impact of changes to the Company’s executive equity compensation plan, derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement and non-cash charges related to leases; (d) the financial impact of contingent consideration; (e) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments; (f) gains and losses on non-real estate dispositions and other items related to unconsolidated entities; (g) net expenses or recoveries related to materially disruptive events; and (h) other items set forth in the Normalized FFO reconciliation included herein.

Nareit FFO and Normalized FFO presented herein may not be comparable to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. Nareit FFO and Normalized FFO should not be considered as alternatives to net income attributable to common stockholders (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are they necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, Nareit FFO and Normalized FFO should be examined in conjunction with net income attributable to common stockholders as presented elsewhere herein.

NON-GAAP FINANCIAL MEASURES RECONCILIATION
Net Income and FFO Attributable to Common Stockholders Full Year 2023 Guidance[1] (In millions, except per share amounts; dollars in USD; totals may not sum due to rounding; unaudited)

Because we have not finalized the purchase accounting adjustments and other GAAP impacts resulting from the Santerre transaction, at this time we cannot provide a reconciliation of Nareit FFO and Normalized FFO to net income attributable to common stockholders for future periods including any such adjustments or impacts. We have, however, included a reconciliation of Nareit FFO to net income attributable to common stockholders and a reconciliation of Normalized FFO to Nareit FFO before, in each case, any such adjustments and impacts.

	FY 2023		FY 2023 - Per Share
	Low	High	Low	High

Net income attributable to common stockholders	$81	$137	$0.20	$0.34

Depreciation and amortization adjustments	1,122	1,130	2.78	2.80
Gain on real estate dispositions	(5)	(13)	(0.01)	(0.03)
Other adjustments[2]	—	—	0.00	0.00

Nareit FFO attributable to common stockholders	$1,197	$1,254	$2.97	$3.11

Other adjustments[2]	(26)	(26)	(0.07)	(0.07)

Normalized FFO attributable to common stockholders	$1,171	$1,228	$2.90	$3.04
% Year-over-year growth			(3%)	2%

Weighted average diluted shares (in millions)	404	404

[1] Per share amounts may not add to total per share amounts due to changes in the Company's weighted average diluted share count, if any. Same-store Cash NOI is at constant currency.
[2] Other adjustments include the categories of adjustments presented in our “Non-GAAP Financial Measures Reconciliation – Funds From Operations Attributable to Common Stockholders (FFO)”.

NON-GAAP FINANCIAL MEASURES RECONCILIATION First Quarter 2023 Same-Store Cash NOI by Segment (Dollars in thousands USD, unless otherwise noted; totals may not sum due to rounding; unaudited)

	For the Three Months Ended March 31, 2023
	SHOP	Office	Triple-Net	Non-Segment	Total
Net income attributable to common stockholders					$17,517
Adjustments:
Interest and other income					(1,743)
Interest expense					128,075
Depreciation and amortization					282,119
General, administrative and professional fees					44,798
Transaction expenses and deal costs					1,386
Allowance on loans receivable and investments					(8,064)
Other					7,762
Loss from unconsolidated entities					5,623
Gain on real estate dispositions					(10,201)
Income tax benefit					(2,802)
Net income attributable to noncontrolling interests					1,395
NOI	$167,771	$136,719	$145,943	$15,432	$465,865
Adjustments:
Straight-lining of rental income	—	(2,345)	1,900	—	(445)
Non-cash rental income	—	(2,573)	(12,340)	—	(14,913)
NOI not included in cash NOI[1]	476	(471)	1	—	6
Non-segment NOI	—	—	—	(15,432)	(15,432)
Cash NOI	$168,247	$131,330	$135,504	$—	$435,081
Adjustments:
Cash NOI not included in same-store	(9,686)	(5,900)	—	—	(15,586)
Same-store Cash NOI - constant currency	$158,561	$125,430	$135,504	$—	$419,495
Percentage increase - constant currency	17.4%	2.1%	4.3%		8.1%

	For the Three Months Ended March 31, 2022
	SHOP	Office	Triple-Net	Non-Segment	Total
Net income attributable to common stockholders					$38,732
Adjustments:
Interest and other income					(536)
Interest expense					110,794
Depreciation and amortization					289,064
General, administrative and professional fees					42,998
Transaction expenses and deal costs					19,992
Allowance on loans receivable and investments					(54)
Other					(27,190)
Loss from unconsolidated entities					4,269
Gain on real estate dispositions					(2,455)
Income tax benefit					(4,490)
Net income attributable to noncontrolling interests					1,860
NOI	$175,591	$137,974	$147,553	$11,866	$472,984
Adjustments:
Straight-lining of rental income	—	(2,785)	(1,056)	—	(3,841)
Non-cash rental income	—	(5,698)	(11,716)	—	(17,414)
NOI not included in cash NOI[1]	1,063	(836)	(4,204)	—	(3,977)
Non-segment NOI	—	—	—	(11,866)	(11,866)
NOI impact from change in FX	(2,853)	—	(650)	—	(3,503)
HHS grants received	(32,821)	—	—	—	(32,821)
Cash NOI	$140,980	$128,655	$129,927	$—	$399,562
Adjustments:
Cash NOI not included in same-store	(6,112)	(5,776)	—	—	(11,888)
NOI impact from change in FX not in same-store	231	—	—	—	231
Same-store Cash NOI - constant currency	$135,099	$122,879	$129,927	$—	$387,905

[1] Excludes sold assets, assets held for sale, development properties not yet operational and land parcels.

The Company considers NOI and Cash NOI as important supplemental measures because they allow investors, analysts and the Company’s management to assess its unlevered property-level operating results and to compare its operating results with those of other real estate companies and between periods on a consistent basis.

NOI

The Company defines NOI as total revenues, less interest and other income, property-level operating expenses and third party capital management expenses.

Cash NOI

The Company defines Cash NOI as NOI for its reportable business segments (i.e., SHOP, Office and Triple-Net), determined on a Constant Currency basis, excluding the impact of, without duplication (i) non-cash items such as straight-line rent and the amortization of lease intangibles, (ii) sold assets, assets held for sale, development properties not yet operational and land parcels and (iii) other items set forth in the Cash NOI reconciliation included herein. In certain cases, results may be adjusted to reflect the receipt of cash payments, fees, and other consideration that is not fully recognized as NOI in the period.

Same-store

The Company defines same-store as properties owned, consolidated and operational for the full period in both comparison periods and that are not otherwise excluded; provided, however, that the Company may include selected properties that otherwise meet the same-store criteria if they are included in substantially all of, but not a full, period for one or both of the comparison periods, and in the Company’s judgment such inclusion provides a more meaningful presentation of its segment performance. Newly acquired development properties and recently developed or redeveloped properties in the Company’s SHOP reportable business segment will be included in same-store once they are stabilized for the full period in both periods presented. These properties are considered stabilized upon the earlier of (a) the achievement of 80% sustained occupancy or (b) 24 months from the date of acquisition or substantial completion of work. Recently developed or redeveloped properties in the office operations and triple-net leased properties reportable business segments will be included in same-store once substantial completion of work has occurred for the full period in both periods presented. SHOP and triple-net leased properties that have undergone operator or business model transitions will be included in same-store once operating under consistent operating structures for the full period in both periods presented.

Properties are excluded from same-store if they are: (i) sold, classified as held for sale or properties whose operations were classified as discontinued operations in accordance with GAAP; (ii) impacted by materially disruptive events such as flood or fire; (iii) for SHOP, those properties that are currently undergoing a materially disruptive redevelopment; (iv) for the office operations and triple-net leased properties reportable business segments, those properties for which management has an intention to institute, or has instituted, a redevelopment plan because the properties may require major property-level expenditures to maximize value, increase NOI, or maintain a market-competitive position and/or achieve property stabilization, most commonly as the result of an expected or actual material change in occupancy or NOI; or (v) for SHOP and triple-net leased properties reportable business segments, those properties that are scheduled to undergo operator or business model transitions, or have transitioned operators or business models after the start of the prior comparison period.

Constant Currency

To eliminate the impact of exchange rate movements, all portfolio performance-based disclosures assume constant exchange rates across comparable periods, using the following methodology: the current period’s results are shown in actual reported USD, while prior comparison period’s results are adjusted and converted to USD based on the average exchange rate for the current period.

Contacts

BJ Grant
(877) 4-VENTAS